As filed with the Securities and Exchange Commission on January 22, 1999
-------------------------------------------------------------------------------

                                                      Registration No. _________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                   ------------------------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                    ----------------------------------------

                        SYMONS INTERNATIONAL GROUP, INC.
             (Exact Name of Registrant as specified in its charter)

               INDIANA                                   35-1707115
          (State or other jurisdiction of                (I.R.S. Employer
           incorporation or organization)                 Identification No.)

                              4720 Kingsway Drive
                          Indianapolis, Indiana 46205
              (Address of Principal Executive Offices) (Zip Code)

            SYMONS INTERNATIONAL GROUP, INC. 1996 STOCK OPTION PLAN
                              (Full title of plan)

                                 David L. Bates
                 Vice President, General Counsel and Secretary
                        Symons International Group, Inc.
                              4720 Kingsway Drive
                          Indianapolis, Indiana 46205
                              (317) 259-6304 (USA)
                    (Name and address of agent for service)
          telephone number, including area code, of agent for service
                        CALCULATION OF REGISTRATION FEE

                     Additional       Proposed         Proposed
Title of             Amount           Maximum          Maximum
Securities to be     to be            Offering Price   Aggregate             Amount of
Registered           Registered(1)    Per Share(2)     Offering Price(2)     Registration Fee

Common Shares,
without par value     500,000           9.4375           $4,718,750           $1,311.81



(1) Any additional shares of Common Shares to be issued as a result of stock dividends, stock splits or similar transactions shall be covered by this Registration Statement as provided in Rule 416.

(2) Estimated solely to determine the registration fee and based on the average of high and low sales per Common Share of Symons International Group, Inc. on the NASDAQ Stock Market on January 20, 1999, as to shares not yet subject to options granted under the Plan, pursuant to Rule 457(c). Pursuant to General Instruction E of Form S-8, the registration fee is calculated with respect only to the additional shares being registered hereunder.



                                     PART I
                          INFORMATION REQUIRED IN THE
                            SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.*

Item 2.  Registrant Information and Employee Plan Annual Information.*

         *Information  required  by Part I of Form  S-8 to be  contained  in the
Section 10(a) Prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), and the Note to Part I of Form S-8.

                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         This Registration Statement is being filed with respect to an additional aggregate 500,000 shares of Symons International Group, Inc. Common Shares, without par value, issuable under the Symons International Group, Inc. 1996 Stock Option Plan.

         Pursuant to General Instruction E (Registration of Additional Securities) to Form S-8, the contents of the Registrant's prior Registration Statement on Form S-8 (Registration No. 333-44643) filed with the Securities and Exchange Commission (the "Commission") on January 21, 1998 relating to 1,000,000 shares of the Registrant's Common Shares, without par value, issuable upon the exercise of options or other rights guaranteed under the Registrant's 1996 Stock Option Plan are hereby incorporated herein by this reference.

Item 3.  Incorporation of Documents by Reference.

         The following documents are hereby incorporated by reference into this Registration Statement.

         (a) The annual report on Form 10-K of the Registrant for the fiscal year ended December 31, 1997;

         (c) All other reports filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "1934 Act") by the Registrant since December 31, 1997; and

         (d) The description of the capital stock of the Registrant contained in the Registrant's Registration Statement on Form 8-A, which was filed with the Commission on October 25, 1996, and all amendments of reports filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part thereof from the date they are filed. Any statement contained in a document incorporated by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any other subsequently filed incorporated document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

         See Incorporation of Documents by Reference.

Item 5.  Interests of Named Experts and Counsel.

         The validity of the authorized and unissued shares of the Registrant's Common Shares to be issued under the 1996 Stock Option Plan upon the exercise of options or other rights guaranteed under the 1996 Stock Option Plan was passed upon by David L. Bates, Esq., Vice President, General Counsel and Secretary of the Registrant. David L. Bates owns less than 1% of the Common Stock of the Registrant.

Item 6.  Indemnification of Directors and Officers.

         The Indiana Business Corporation Law grants authorization to Indiana corporations to indemnify officers and directors for their conduct if such conduct was in good faith and was in the corporation's best interests or, in the case of directors, was not opposed to such best interests, and permits the purchase of insurance in this regard. In addition, the shareholders of a corporation may approve the inclusion of other or additional indemnification provisions in the articles of incorporation and by-laws.

         The By-Laws of the Registrant provide for the indemnification of any person made a party to any action, suit or proceeding by reason of the fact that he is a director, officer or employee of the Registrant, unless it is adjudged in such action, suit or proceeding that such person is liable for the reasonable expenses, including attorney's fees, incurred by such person in connection with the defense of such action, suit or proceeding. In some circumstance, the Registrant may reimburse any such person for the reasonable costs of settlement of any such action, suit or proceeding if a majority of the members of the Board of Directors not involved in the controversy shall determine that it was in the interests of the Registrant that such settlement be made and that such person was not guilty of negligence or misconduct.

         The above discussion of the Registrant's By-Laws and the Indiana Business Corporation Law is not intended to be exhaustive and is qualified in its entirety by such By-Laws and the Indiana Business Corporation Law.

         As permitted by the Indiana Business Corporation Law, the stockholders of the Registrant have approved an amendment to its Articles of Incorporation containing provisions eliminating a director's personal liability for monetary damages to the Registrant and its stockholders arising from a breach of a director's fiduciary duty except for liability under IC 23-1-37-12 of the Indiana Business Corporation Law or liability for any breach of the director's duty of loyalty to the Registrant or its stockholders, or acts or omissions not in good faith or which involves intentional misconduct or a knowing violation of law or for any transaction from which the director derived an improper personal benefit. The amendment also provides for indemnification of directors, officers and other persons under certain circumstances.

         The Registrant maintains policies of insurance under which the Registrant and its directors and officers are insured subject to specified exclusions and deductible and maximum amounts against loss arising from any claim which may be made against the Registrant or any director of officers of the Registrant by reason of any breach of duty, neglect, error, misstatement, omission or act done or alleged to have been dome which acting in their respective capacities.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

         The exhibits furnished with the Registration Statement are listed on Page E-1.

Item 9.  Undertakings.

         (a) The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; (ii) to include any prospectus required by Section 10(a)(3) of the Securities Act; and (iii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (of the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration;

provided, however, that paragraphs (1)(ii) and (iii) do not apply if this Registration Statement is on Form S-3, S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference in this Registration Statement.

                  (2) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the 1934 Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, the Registrant's Articles of Incorporation or By-Laws, as amended, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Indianapolis, and the State of Indiana, on this 18th day of January, 1999.

                                       SYMONS INTERNATIONAL GROUP, INC.

                                       By:   /s/ Alan G. Symons
                                             Alan G. Symons
                                             Chief Executive Officer

         Each person whose signature appears below hereby severally constitutes and appoints Alan G. Symons, Douglas H. Symons and David L. Bates, and each of them, his true and lawful agent, proxy and as attorney-in-fact for the undersigned, each acting alone with full power of substitution and resubstitution, in any and all capacities, to act on, sign and file any amendments to this Registration Statement (including post-effective amendments) and any subsequent registration statement filed by the Registrant pursuant to Rule 462(b) of the Securities Act or 1933, and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purpose as he might or could do in persons, hereby ratifying and confirming all that each said attorney-in-fact, or any of them, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature                           Title                       Date

(1)  Principal Executive Officer:

/s/ Alan G. Symons
----------------------------
Alan G. Symons               Chief Executive Officer          January 18, 1999

(2)  Principal Financial and Accounting Officer:

/s/ Gary P. Hutchcraft       Vice President and
----------------------------
Gary P. Hutchcraft           Chief Financial Officer          January __, 1999
                             and Treasurer

(3)  The Board of Directors


/s/ G. Gordon Symons         Director                        January __, 1999
----------------------------
G. Gordon Symons


/s/ Alan G. Symons           Director                        January __, 1999
----------------------------
Alan G. Symons

      /s/ Douglas H. Symons           Director                January __, 1999
-------------------------------------
Douglas H. Symons


      /s/ John J. McKeating           Director                January __, 1999
-------------------------------------
John J. McKeating


      /s/ James G. Torrance           Director                January __, 1999
-------------------------------------
James G. Torrance


      /s/ Robert C. Whiting           Director                January __, 1999
-------------------------------------
Robert C. Whiting


      /s/ David R. Doyle              Director                January __, 1999
----------------------------------
David R. Doyle

                               INDEX TO EXHIBITS


Exhibit No.            Description


5         Opinion of David L. Bates

10.20     Symons International Group, Inc. 1996 Stock Option Plan*

23.1      Consent of PricewaterhouseCoopers, L.L.P.

23.2      Consent of David L. Bates (included as part of Exhibit 5)

24        Power of Attorney (included on Page S-4 of the Registration Statement)




* Incorporated by reference to the similarly designated exhibit to the Registration Statement of Symons International Group, Inc. on S-1, Registration No. 333-9129



                                      E-1